SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:
(x)     Preliminary Information Statement
( )     Confidential, for Use of the Commission Only
( )     Definitive Information Statement

                               Forme Capital, Inc.
                 (Name of Registrant as Specified in Its Charter

                                Daniel Wettreich
              (Name of Person(s) Filing the Information Statement)



Payment of Filing Fee (Check the appropriate box):

(x)     No fee required.
(-)     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
(-)     Fee paid previously with preliminary materials.
(-) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        (1) Amount Previously Paid:
        (2)Form, Schedule or Registration Statement No.:
        (3)Filing Party:
        (4)Date Filed:

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                                   PRELIMINARY


                               FORME CAPITAL, INC
        18170 Hillcrest, Suite 100, Dallas, Texas 75252 Tel:972 612 1400



February____2005

                              INFORMATION STATEMENT

This Information Statement is being mailed to the Stockholders of Forme Capital, Inc., a Delaware Corporation (the "Company")on or about February____2005, in connection with action taken by the Board of Directors and the holders of at least eighty percent (80%)of the outstanding shares of the Company's Common Stock by Written Consent. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE COMPANY

            The Company was incorporated in Delaware on December 2,1986 as a wholly owned subsidiary of Danzar Investment Group, Inc., and on April 10,1987 all the Company's then issued shares were distributed to Danzar stockholders. The Company has no operations or substantial assets, and is now seeking an acquisition and/or merger transaction.It is effectively a blind pool company.


ACTION TAKEN

The Company, as authorized by the necessary approvals of the board of directors and stockholders owning at least eighty percent (80%) of the issued and outstanding shares of Common Stock, has adopted on February 3,2005 an amendment to the Company's Certificate of Incorporation, as amended.

I. TWENTY-FIVE FOR ONE FORWARD COMMON STOCK SPLIT OF THE AUTHORIZED AND OUTSTANDING COMMON STOCK

The amendment authorizes a twenty-five for one forward Common Stock split of the outstanding common shares. The par value will not be affected. The Company currently has 100,000,000 Common shares authorized, of which 3,028,605 are issued. Following the forward split, the Company will have approximately 75,715,100 Common Shares outstanding.

NO DISSENTERS' RIGHTS

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their shares.

PURPOSE OF THE AMENDMENTS

The amendment increases the number of shares outstanding, which the Board of Directors believes may result in the Company having a corporate share structure more likely to comply with the numerous requirements to list companies on exchanges.

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The Board of Directors  deems it to be advisable to approve the  twenty-five for one forward common stock split, as it may result in a capital structure that could enable the Company to list on an exchange. However, listing requirements are often modified and there can be no guarantee that the changed share structure would meet any exchange requirements and that even if the Company qualifies that it will be listed on an exchange.

The forward split will result in a decrease to the stockholders' equity on a per share basis but will not result in a change to the stockholders' equity overall. However, the Board of Directors may authorize the issuance of additional shares of Common Stock or shares of Preferred Stock without the approval of stockholders which would have the effect of diluting the stockholders' equity per share.

The Company believes that the Amendment will not have any effect on its business and operations. Should additional shares be issued, the other stockholders of the Company will experience a decrease in their percentage stock ownership in the Company.

This amendment will take effect twenty days after mailing this information statement to shareholders.

STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

As of February 3,2005, the Company had 3,028,605 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. Daniel Wettreich, Separate Property owns in the aggregate of 2,992,968 shares of Common Stock (98.8% of the issued and outstanding shares of Common Stock). By The Written Consent In Lieu of Meeting dated February 3,2005, Daniel Wettreich approved the adoption and implementation of the Amendment. Such action by written consent is sufficient to satisfy the applicable requirements of Delaware law that any amendment of the Company's Certificate of Incorporation be approved by the stockholders. Accordingly, the stockholders will not be asked to take further action on the Amendment at any future meeting.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

            The following table shows the amounts of Common Stock, par value, owned as of February 3,2005, by each person known to own beneficially more than five percent (5%) of the outstanding Common Stock of the Registrant, by each director, and by all officers and directors as a group (1 person). Each individual has sole voting power and sole investment power with respect to the shares beneficially owned.



Name and Address              Amount and Nature of         Percent of Class
of Beneficial Owner           Beneficial Ownership


Daniel Wettreich                  2,992,968                      98.8%
18170 Hillcrest,
Suite 100
Dallas,Texas 75248

All Officers and Directors        2,992,968                      98.8%
as a group (one person)

SHAREHOLDER PROPOSALS

            Any stockholder proposal to be considered by the Company for inclusion in the 2005 Proxy Statement must be received by the Company not later than March 31, 2005. Any such proposal should be sent to the Company, 18170 Hillcrest, Suite 100, Dallas, Texas 75252. Any such proposal should provide the proposer's intention to present the proposal for action at the meeting, and must comply with Item 4 of Schedule 14c of the rules of the Securities and Exchange Commission.

OTHER INFORMATION

This Information Statement should be read in conjunction with the audited financial statements and notes thereto included in the Registrant's annual 10KSB filing for the year ended April 30, 2004, copies of which are available from the Company, or from the website of the Securities and Exchange Commission at www.sec.gov.

Stock certificates will be issued upon submission by the shareholders to the Company's transfer agent. Any old certificates will be exchanged for new certificates adjusted for the forward stock split. The method of settlement of fractional interests is rounding up to the nearest whole share. The transfer and exchange agent is Stock Transfer Company of America, Inc with offices at 18170 Hillcrest,Dallas,Texas 75252.


By Order of the Board of Directors



/s/ Daniel Wettreich
--------------------------
Daniel Wettreich
Director and President

Dallas, Texas
February_____,2005

                                    EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF FORME CAPITAL, INC.

THE UNDERSIGNED, being the President of Forme Capital, Inc., hereby certifies that:

FIRST: The name of the Corporation is Forme Capital, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 2, 1986.

THIRD: The amendment authorized a twenty-five for one forward stock split of the outstanding common shares. The Company currently has 100,000,000 common shares authorized, of which 3,028,605 are issued.

FOURTH: The foregoing amendment has been duly authorized and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 3rd Day of February, 2005.


/s/ Daniel Wettreich
--------------------------
Daniel Wettreich
President